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                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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                              FORTUNE BRANDS, INC.
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                (Name of Registrant as Specified In Its Charter)

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SEC 1913 (02-02)


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                     [Letter to Institutional Stockholders]

                                                              April 17, 2003





                  Re: Fortune Brands' Annual Stockholders' Meeting

Dear

              We are writing to seek your support for Fortune Brands' director nominees at this year's Annual Stockholders' Meeting on April 29, 2003. Based on the performance of the Company and the qualifications and demonstrated track record of our Board, discussed below, we believe that a vote for our nominees is in the best interests of Fortune Brands stockholders.

              As you may know, the proxy advisory firm Institutional Shareholder Services (ISS) has recommended you withhold your vote for these directors, even though the Board carefully considered the shareholder proposal approved last year and implemented a meaningful reform to the company's Shareholder Rights Plan in response. We strongly disagree with ISS's recommendation and hope you will independently review the record.

              The suggestion by ISS that the Board's thoughtful consideration and initiation of significant reform in response to last year's vote represents "failure or unwillingness to respond" is simply wrong. In direct response to last year's shareholder vote, and consistent with its responsibility to act in the best interest of our shareholders, our Board carefully reviewed the Rights Plan and the benefits it provides to stockholders. After this review, the Board adopted a significant reform to the Rights Plan, adding a three-year independent director evaluation (TIDE) provision to the Rights Plan. The TIDE provision ensures an independent review of the Rights Plan on an ongoing basis to determine if it remains in shareholders' interest, and preserves the primary benefit of the Plan: namely that studies have shown the existence of a Rights Plan results in increased value for stockholders and higher premiums for target companies. We believe that the adoption of the TIDE provision is a reasonable, balanced and meaningful response to last year's stockholder vote.

              Let me also set the record straight regarding other misleading suggestions in the report you may have received from ISS.


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o    ISS suggests last year's stockholder proposal regarding the company's
     Rights Plan was approved by a "clear mandate" of shareholders, when in fact the proposal received 50.15% of the Company's outstanding shares, a slight majority that hardly represents a "clear mandate."

o ISS fails to note the independence of one of our Directors as defined under the New York Stock Exchange Listing Rules.

              The mission of Fortune Brands' Board of Directors, as stated in the Company's recently adopted Corporate Governance Principles, is to oversee the performance of the Company's management for the benefit of its stockholders and to maximize stockholder value. The Board's achievement of this mission is evident, we believe, in the consistent increases in the Company's earnings, dividends and shareholder returns. The Company's directors, 9 of 10 of whom are outside directors and 8 of 10 of whom are independent under both current and pending NYSE listing rules, are committed to further maximizing stockholder value. Based on this record, we believe that the Company's director nominees merit your full support.

              Thank you for letting us set the record straight.

                                                    Sincerely,



                                                     Craig Omtvedt
                                                     Senior Vice President
                                                     and Chief Financial Officer